                                                                   EXHIBIT 10.31

                       CONTINUING SHAREHOLDERS AGREEMENT


                           Dated September 30, 1994
                           ------------------------


      The parties to this agreement are Schein Holdings, Inc., a New York corporation (the "Company"), and each of the shareholders listed on schedule A (collectively, the "Shareholders").

      Each Shareholder owns the number of shares and options to purchase the number of shares of the Company's common stock set forth beside that Shareholder's name on schedule A. The shares of common stock now owned by a Shareholder or a Shareholder's Permitted Transferees (as defined in section 1.2(d)) or hereafter acquired by a Shareholder or a Shareholder's Permitted Transferees from other Shareholders or Permitted Transferees, or by way of dividend, stock split, recapitalization, reorganization, merger, consolidation or other change or adjustment in respect of such shares, or upon exercise of options, are referred to as the "Shares".

      The Company, the Shareholders and Miles Inc. ("Miles") also are parties to another shareholders agreement dated this date (the "General Shareholders Agreement").

          The parties agree as follows:


          1.   Restrictions on Transfer Generally.
               ----------------------------------


          1.1  Transfers to be Made Only as Permitted or Required by This
               ----------------------------------------------------------
Agreement. Until the Termination Date (as defined in section 1.3), the
---------
Shareholders may not, directly or indirectly, sell, assign, transfer, pledge or otherwise encumber or dispose of (collectively, "transfer") any Shares (or options to acquire Shares), except as specifically permitted or required by this agreement, the General Shareholders Agreement, the voting trust agreement (the "Voting Trust Agreement") dated this date among the Company, Marvin H. Schein, the trust established by Marvin H. Schein under trust agreement dated December 31, 1993 ("Marvin's 1993 Trust"), the trust established by Marvin H. Schein under trust agreement dated September 9, 1994 ("Marvin's 1994 Trust"), Pamela Schein, the trust established by Trustee under Article Fourth of the Will of Jacob N. Schein for the benefit of Pamela Schein and her issue under trust agreement dated September 29, 1994 ("Pam Schein's Trust"), Pamela Joseph, the trust established by Pamela Joseph under trust agreement dated September 28, 1994 ("Pam Joseph's Trust"), and Martin Sperber, as voting trustee (the "Trustee"), or section 7 of the option agreement dated this date between the Company and Martin Sperber. Any other purported transfer shall be void and of no effect.

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          1.2  Permitted Transfers.
               -------------------

               (a) Any Shareholder may, at any time (and without the consent of the Trustee (as defined in the Voting Trust Agreement) or any other party to this agreement), (i) pledge some or all of that Shareholder's Shares to a financial institution as security for loans or other forebearances or extensions of credit, (ii) transfer some or all of that Shareholder's Shares to another Shareholder or members of that Shareholder's or another Shareholder's Family Group (as defined in section 1.2(d)) or (iii) transfer some or all of that Shareholder's Shares (A) in a Wide Distribution (as defined in section 1.2(d)) pursuant to section 3, (B) pursuant to a sale under Rule 144 under the Securities Act of 1933 (the "1933 Act") in an amount up to the Rule 144 Amount (as defined in section 1.2(d)(iii)), (C) to a financial institution in connection with the financial institution's exercise of its rights as a pledgee,
(D) in any sale of Shares by a Family Shareholder (as defined in section 1.2(a)) that is expressly permitted by section 4 of the General Shareholders Agreement (it being understood that nothing in this clause (D) is intended to or shall have the effect of eliminating or otherwise affecting any requirement that the Trustee's consent to a transfer under section 4.4 of the General Shareholders Agreement be obtained prior to the transfer, which requirement would be applicable in the absence of this clause (D)), (E) pursuant to an exemption from registration under the 1933 Act to any buyer who (1) together with such buyer's affiliates (as

                                       3
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defined in section 6.1) and Family Group members owns fewer than 1% of the number of outstanding shares of common stock of the Company immediately prior to such transfer and (2) is neither an affiliate nor Family Group member of such Shareholder, provided that (I) such Shareholder shall not transfer any Shares pursuant to this section 1.2(a)(iii)(E), if the number of shares that would be transferred, when aggregated with the number of shares previously transferred by such Shareholder pursuant to this section 1.2(a)(iii)(E) during the 12-month period ending on the date of the proposed transfer, exceeds 4% of the number of shares of common stock of the Company then outstanding, (II) such Shareholder shall not transfer more than 1% of the number of shares of common stock of the Company outstanding to such buyer (or such buyer's affiliates or Family Group members) in any three-month period, and (III) prior to such transfer, such Shareholder shall provide the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, that an exemption from registration under the 1933 Act applies to such transfer, (F) pursuant to a merger or a consolidation that has been approved by the board of directors of the Company and shareholders owning the number of shares of common stock of the Company required to approve that transaction under the Company's certificate of incorporation and applicable law, (G) in a tender offer in which Martin Sperber (or any member of his Family Group who acquired Shares from Martin Sperber) sells Shares (provided that Martin Sperber agrees that he shall give notice to each of the other Shareholders of his intention so to sell Shares at

                                       4
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least three days prior to tendering his Shares) and (H) in a tender offer by a bidder not affiliated with Bayer AG or any direct or indirect majority-owned subsidiaries of Bayer AG (including Miles and all direct and indirect majority-owned subsidiaries of Miles) (all such subsidiaries of Bayer AG being collectively called "Bayer's Controlled Subsidiaries"), in which the bidder shall not be permitted to accept any tendered securities, unless (1) immediately after the tender offer, it beneficially owns a majority of the shares of common stock of the Company outstanding on a fully diluted basis, and (2) Bayer AG and all Bayer's Controlled Subsidiaries shall have failed to pursue a tender offer or other acquisition permitted by section 5.5A of the General Shareholders Agreement within 15 days after the commencement of the unaffiliated third party's tender offer (or having pursued such a tender offer or other acquisition, shall have ceased to pursue that transaction). No transfer to a Permitted Transferee shall be effective, however, unless the Permitted Transferee agrees to be bound by all the terms of this agreement and, in the case of Marvin Schein, Marvin's 1993 Trust, Marvin's 1994 Trust, Pamela Schein, Pam Schein's Trust, Pamela Joseph and Pam Joseph's Trust (collectively, the "Family Shareholders") and their respective Permitted Transferees, the Voting Trust Agreement, as if the Permitted Transferee were the transferring Shareholder.

          (b) Notwithstanding anything to the contrary in this agreement, the General Shareholders Agreement or the Voting

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Trust Agreement, in no event shall Martin Sperber or Stanley Bergman, or any of their respective Permitted Transferees, transfer any of their Shares to Bayer AG or Bayer's Controlled Subsidiaries, other than (i) after the Qualified Public Offering Date (as defined in section 1.3), in an open market transaction (excluding block trades and transfers pursuant to a tender offer or merger otherwise permitted by section 1.2(a)) and (ii) sales of shares that were first offered to be purchased by Bayer AG or Bayer's Controlled Subsidiaries (not otherwise in contravention of the General Shareholders Agreement) pursuant to a written offer to each Family Shareholder (which offer sets forth the material terms and conditions of the offer), where the Family Shareholders (in such proportions as the Family Shareholders shall have mutually agreed) shall have failed to agree in writing to sell to Bayer AG or Bayer's Controlled Subsidiaries all the shares Bayer AG or Bayer's Controlled Subsidiaries shall have offered to purchase within 20 days after Bayer AG or Bayer's Controlled Subsidiaries shall have furnished the written offer to each Family Shareholder, such sales of shares to be on the same terms and conditions as those offered each Family Shareholder by Bayer AG or Bayer's Controlled Subsidiaries. In no event shall the Company or any of its subsidiaries transfer any shares of its capital stock to Bayer AG or Bayer's Controlled Subsidiaries, except as expressly permitted by the General Shareholders Agreement.

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

          (c) In addition to the transactions contemplated by section 1.2(a) and subject to section 2, the Family Shareholders and their respective Family Group members may, at any time, transfer some or all of their Shares with the consent of the Trustee, which consent may be withheld in the absolute discretion of the Trustee. Prior to delivering any such consent pursuant to this section 1.2(c), the Trustee shall notify the Continuing Shareholder Designee (as defined in the General Shareholders Agreement), who shall promptly send a copy of such notice to the remaining Family Shareholders and their Family Group members then holding Shares, of the Trustee's intention to consent to a transfer of Shares by a Family Shareholder, which notice (a "Consent Notice") shall specify the maximum number of Shares which the Trustee will then consent to be transferred pursuant to this section 1.2(c). If, within three days of receiving such notice from the Continuing Shareholder Designee, Family Shareholders (including the Family Shareholder who first gave notice) and their Family Group members then holding Shares shall have notified the Trustee of their desire to transfer a number of Shares pursuant to section 1.2(c) that, in the aggregate, is equal to or less than the number of Shares specified in the Trustee's Consent Notice, the Trustee shall consent to the transfer by such Family Shareholders and Family Group members of the number of Shares that each such Family Shareholder and Family Group member shall so have elected to transfer. If Family Shareholders and their Family Group members then holding Shares elect to transfer a number of Shares pursuant to section 1.2(c) that, in the aggregate, is greater than the number of Shares specified in the Consent Notice, each such Family Shareholder and Family Group member may sell its proportionate number of the number of Shares specified in the Consent Notice (in the proportion that the number of Shares each such Family Shareholder and Family Group member elected to transfer bears to the total number of Shares all the Family Shareholders and Family Group member shall have so elected to transfer). Notwithstanding anything contained in this section 1.2(c), in no event shall the Trustee be liable for any loss, claim, damage or liability arising out of or related to the failure of the Continuing Shareholder Designee, any Family Shareholder or any Family Group member to receive any notice pursuant to this section 1.2(c).

               (d) As used in this agreement, (1) the term "Permitted Transferee" means any transferee under clause (i), (ii), (iii)(C) or (iii)(E) of the first sentence of section 1.2(a), (ii) the term "Family Group" (A) of an individual means (I) the spouse (or former spouse), parents, children, grandchildren or direct lineal descendants of such individual, (II) any estate of any of the individuals referred to in clause (I), (III) any executor, guardian, committee or other fiduciary acting in such capacity (and the estates and trusts for which they so act) solely on behalf or for the benefit of such individual, any of the individuals referred to in clause (I) and any individuals having the relationships referred to in clause

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(I) to any individual Family Shareholder (it being understood that, after the
Qualified Public Offering Date, such fiduciary may be acting also on behalf of or for the benefit of a charity), (IV) an entity owned exclusively by such individual or the individuals or entities referred to in clause (I), (II) or
(III) and (V) with respect to Pamela Schein, in addition to the individuals and entities referred to in clauses (I), (II), (III) and (IV), Marvin Schein and members of his Family Group, and (B) of a trust means any individual who is a beneficiary of the trust and (iii) the term "Wide Distribution" means a sale of a number of Shares that exceeds the number specified in paragraph (e)(1) of Rule 144 (regardless of whether the seller is an affiliate of the Company or paragraph (k) of Rule 144 is applicable) (the "Rule 144 Amount") in connection with which the seller or the underwriter confirms to the Company that the seller or the underwriter, as the case may be, intends that no direct or indirect purchaser in that distribution will acquire more than the Rule 144 Amount of shares of common stock in that distribution.

    1.3  Termination of Restrictions.  The provisions of section 1.1 shall
         ---------------------------
terminate on the earlier of (x) the fifth anniversary of the Qualified Public Offering Date and (y) March 1, 2000 (such earlier date, the "Termination Date"); thereafter the Shares shall be free of all restrictions imposed by section 1 and all transfer restrictions imposed on Shareholders under the Voting Trust Agreement and the General Shareholders Agreement

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(except as otherwise provided in section 8 of the General Shareholders
Agreement). As used in this agreement, the term "Qualified Public Offering Date" means the first date immediately following the last closing of an underwritten sale of shares of the Company's common stock to the public registered under the 1933 Act on which the aggregate market value of the outstanding common stock (computed by use of the closing sale price of the stock on whichever of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System the common stock is then primarily traded) held by more than 300 parties who are neither Shareholders, nor Permitted Transferees nor employees of the Company or its subsidiaries nor affiliates of the Company exceeds $100,000,000.

          1.4   Legend.  As long as any provision of this agreement (other than
                ------
the provisions of section 4) remains in effect, each certificate representing Shares owned by a Shareholder or a Permitted Transferee shall bear a legend substantially as follows:

          "The shares represented by this certificate are subject to a continuing shareholders agreement dated September 30, 1994, and a general shareholders agreement dated September 30, 1994, copies of which are on file at the office of the Company."

          2.  Company's Right of First Refusal.
              --------------------------------

          2.1 Right of First Refusal. If, at any time prior to the Termination
              ----------------------
Date, any Family Shareholder or any members of

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the Family Group of that Family Shareholder (an "Offeree") receives from a non-
affiliated third party a bona fide written offer the Offeree wishes to accept to purchase some or all of the Offeree's Shares (other than under section 1.2(a)), and the Trustee consents to the transfer in accordance with section 1.2(c), the Offeree shall promptly deliver a written notice (an "Offer Notice") of the offer to the Company (setting forth the identity of the offeror, the proposed purchase price, the payment terms and all other material terms and conditions of the offer) and the Company, or any one or more of its wholly-owned subsidiaries or any employee stock ownership plan established by it (collectively, its "Designee(s)") shall have the option (exercisable by notice (an "Acceptance Notice") to the Offeree given within 40 days after the Offer Notice is given) to purchase all, but not fewer than all, the Shares subject to the Offer Notice at the same price and on the same terms specified in the Offer Notice. If the offer provides, in whole or in part, for consideration other than cash and the Company or its Designee(s) exercises the right granted in this section, the Company or its Designee(s) shall make a payment in cash to the Offeree that reflects a value attributable to the non-cash consideration determined in accordance with section 2.2. If an Acceptance Notice is given within that 40-day period, the Offeree and the Company or its Designee(s) shall consummate the transaction within 75 days after the Offer Notice is given (or within 10 days of such later date as the value of the non-cash consideration is determined under section 2.2). If an Acceptance Notice is not

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given within that 40-day period, the Offeree may sell all, but not fewer than all, the Shares specified in the Offer Notice at a price equal to or greater than the price set forth in the Offer Notice and on the terms set forth in the Offer Notice. If a sale is not consummated within 75 days following the expiration of the 40-day period referred to above, the Shares specified in the Offer Notice shall again be subject to this section 2.1. Notwithstanding anything to the contrary in this agreement, (a) the rights of the parties under this section 2 shall be subject to the rights of Miles under the General Shareholders Agreement; and (b) if an Acceptance Notice is timely given pursuant to this section 2.1 but the closing specified in this section does not occur within the period specified in this section (the "First Refusal Expiration"), and the failure to close results from any default by the Company or any Designee, this section 2.1 shall thereafter be of no further force and effect and the Offeree shall be permitted, subject to the rights, if any, of Miles assigned by the Company under section 4.4 of the General Shareholders Agreement and subject to the provisions of section 4.7 of the General Shareholders Agreement, within 75 days following the First Refusal Expiration to transfer the Offeree's Shares to the original offeror at the same purchase price, and on substantially the same terms and other material terms and conditions, as in the Offer Notice.

          2.2  Non-Cash Consideration.  The value attributable to the non-cash
               ----------------------
consideration referred to in section 2.1 shall be an

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amount agreed to by the Offeree and the Company or its Designee(s), or, if
they do not agree within 10 business days after the Offer Notice is given, the value attributable to the non-cash consideration shall be determined (a) in the case of a security listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, on the basis of the average of the closing sale prices of the security comprising the non-cash consideration during the five trading days immediately preceding the date the Offer Notice is given, or (b) in each other case, by an arbitrator selected by the American Arbitration Association, whose determination shall be final, conclusive and binding on the parties.

          3.   Registration Rights.
               -------------------

          3.1  Demand Registration.  At any time after the earlier of the first
               -------------------
anniversary of the Qualified Public Offering Date and the third anniversary of this agreement, and upon receipt of a written request (the "Demand Request") from Marvin H. Schein (or his designee), Pamela Schein (or her designee) or Pamela Joseph (or her designee) (each, a "Demand Rights Holder"), the Company promptly shall file a registration statement to register under the 1933 Act for sale to the public all, and not fewer than all, the Shares (which may include Shares owned by the Demand Rights Holder's Family Group members) specified in the Demand Request and thereafter shall file such amendment or amendments to such registration statement as may be necessary to cause it to become effective (a "Demand Registration"). The

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Demand Request shall specify the plan of distribution of the Shares.  If the plan of distribution involves an underwritten offering, the Demand Rights Holder shall be entitled to select a co-managing underwriter for the offering; however, if the Qualified Public Offering Date shall not have occurred prior to the third anniversary of this agreement, the underwriter so selected may, at the Demand Rights Holder's option, be the lead managing underwriter. The Company shall be obligated to effect a total of four Demand Registrations under this section 3.1; however, Pamela Joseph (or her designee) shall not be entitled to make more than one Demand Request hereunder; and notwithstanding anything to the contrary in this agreement, if, for any reason (other than the fault of a Family Shareholder), the registration fails to become effective and provide for the distribution of all the Shares specified in the Demand Request, or the effectiveness is not maintained for at least 60 days in accordance with section 3.4(e) or the Company fails to perform its obligations under this section 3.1 with respect to that registration, that Demand Registration shall not reduce the number of Demand Registrations the Company was required to effect (or a Demand Rights Holder was entitled to request) under this section 3.1 prior to that Demand Registration. The Company's obligations under this section 3.1 shall terminate on the tenth anniversary of the Qualified Public Offering Date, and the Company shall not be obligated to effect more than one Demand Registration in any period of 365 days or effect a Demand Registration unless the amount of Shares specified in the Demand Request (when aggregated with the amount

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of Shares that all other Demand Rights Holders elect to register in connection with such Demand Request) has a value (determined in accordance with section 2.2(a)) in excess of $25,000,000.

          3.2  Piggyback Registration.  If at any time the Company determines or
               ----------------------
is requested or receives a demand from any person or entity to register under the 1933 Act for sale to the public any of the Company's securities (other than in connection with any sale of the Company's securities that may result from a demand request by Miles, if at the time of Miles' request there shall not have been an initial public offering by the Company of its shares of common stock), on a form that also would permit the registration under the 1933 Act for sale to the public of any of the Shares held by the Shareholders and their Family Group members, the Company shall, each such time, promptly give each Shareholder written notice of its intent to effect a registration and, subject to sections
3.5 and 3.7, shall include in the registration all Shares held by any Shareholder (other than Martin Sperber and Stanley Bergman and their respective Permitted Transferees, in the case of a Demand Registration referred to in section 3.1) and any such Shareholder's Family Group members with respect to which the Company has received a written request from that Shareholder (a "Piggyback Request") specifying the number of Shares to be included within 15 days after the Shareholder has been given notice from the Company. The Company's obligations under this section 3.2 shall terminate on the fifth anniversary of the Qualified Public Offering Date.

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          3.3  Obligation of the Shareholders.  Any Demand Request or Piggyback
               ------------------------------
Request (a "Request") shall express the requesting Shareholder's and the requesting Shareholder's Family Group members' present intent to offer for sale to the public the number of each such requesting party's Shares to be included in the registration statement and contain an undertaking to provide all such information and materials and to take all such action as may be required to permit the Company to comply with all applicable requirements of the Securities and Exchange Commission (the "SEC") and to obtain acceleration of the effective date of the registration statement.

          3.4  Obligations of the Company.  With respect to any registration
               --------------------------
statement referred to in section 3.1 or 3.2, the Company shall:

               (a) use all reasonable efforts to have the registration statement declared effective as promptly as practicable, and shall promptly notify each Shareholder selling Shares under the registration statement (a "Participating Shareholder"), and such other persons as the Participating Shareholder designates, if any, and confirm such advice in writing, (i) when the registration statement becomes effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or any prospectus relating to the registration statement or for additional information;

               (b) make available for inspection by any underwriters participating in any planned disposition of Shares and any attorney, accountant or other agent retained by a Participating Shareholder or the underwriters, all financial and other records reasonably necessary to permit them to demonstrate that they have conducted a reasonable investigation of matters described in the registration statement and cause the appropriate Company officers to supply all such information reasonably requested by a Participating Shareholder, the underwriters or their agents;

               (c) use all reasonable efforts to qualify, not later than the effective date of the registration statement, the Shares under such "blue sky" or other state securities laws as a Participating Shareholder may reasonably request (it being understood, however, that the obligation under this section 3.4(c) shall not be construed to obligate the Company to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the law of any such jurisdiction where it is not otherwise so subject);

               (d) furnish to each Participating Shareholder such number of copies of the registration statement, each amendment to the registration statement, the prospectus included in each such registration statement and each amendment to each registration statement, each amendment or supplement to any prospectus and such other documents as a Participating

Shareholder may reasonably request to facilitate the disposition of the Shares;


               (e) for a period of at least 60 days from the effective date of the registration statement, use all reasonable efforts to keep the registration statement in effect and current and from time to time to amend or supplement the registration statement or the prospectus to the extent necessary to permit the completion within that period, in compliance with the 1933 Act, of the sale or distribution of the Shares. If at any time the SEC institutes or threatens to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, the Company shall promptly notify each Participating Shareholder and use all reasonable efforts to prevent the issuance of any such stop order or to obtain its withdrawal as soon as possible. The Company shall promptly advise each Participating Shareholder of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any of the Shares for sale in any jurisdiction; and

               (f) insofar as the methods of distribution proposed to be used are not reflected in the last prospectus filed by the Company as part of the registration statement or pursuant to Rule 424 under the 1933 Act, the Participating Shareholder shall promptly provide the Company with a description of the method or methods of distribution of the Shares from time to time contemplated by the Participating Shareholder and the

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Participating Shareholder's Family Group members and the Company shall file any and all amendments and supplements necessary to include that description in the registration statement.

          3.5  Conditions to the Obligations of the Company.  The Company may
               --------------------------------------------
postpone, for up to 90 days, the filing of any registration statement otherwise required to be prepared and filed by it under this agreement, if, at the time it receives a Request, the Company would be required to prepare any financial statements other than those it customarily prepares or the Company determines in its reasonable judgment that the registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or development involving the Company that is pending or imminent at the time and promptly gives each Participating Shareholder written notice of that determination (it being understood, however, that, in any such event, the Company shall use all reasonable efforts to minimize the length of the postponement). If the Company shall so postpone the filing of a registration statement, each Participating Shareholder shall be deemed to have withdrawn the Request and the Request shall be deemed not to have been made.

          3.6  Expenses of Registration.  All expenses (other than fees and
               ------------------------
disbursements of counsel for the Shareholders and underwriting or brokerage commissions attributable to the Shares to be sold) incurred in connection with all registrations under this agreement and the "blue sky" qualifications referred to in section 3.4(c), including, without limitation, all registration and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company.

          3.7  Underwriting Requirements.  In connection with any offering
               -------------------------
pursuant to a Piggyback Request, the Company shall not be required to register any Shares held by a Shareholder or the Shareholder's Family Group members, unless the Shareholder and the Shareholder's Family Group members accept the terms of the underwriting applicable to Participating Shareholders generally and then only in such quantity as will not, in the written opinion of the underwriters, exceed the maximum number of shares that can be marketed without materially and adversely affecting the offering. If, as a consequence of the provisions of the preceding sentence, the number of a Shareholder's and the Shareholder's Family Group members' Shares is reduced, the percentage of the reduction shall not be more than the percentage of reduction applicable to any other selling shareholder in the offering.

          3.8  Other Registration Rights.  Except for the registration rights in
               -------------------------
this agreement and in the General Shareholders Agreement, the Company is not a party or subject to any agreement entitling any person or entity to registration rights. The Company shall not enter into any other agreement entitling any person or entity to registration rights that would materially and adversely affect the rights of the Shareholders and their Family Group members under this agreement (it being understood that any registration rights other than those in the General Shareholders Agreement that would have the effect of reducing the number of Shares that would otherwise be included in a registration statement shall be deemed materially and adversely to affect the rights of the Shareholders and their Family Group members under this agreement).


          3.9  Indemnification.  In the event any Shares are included in a
               ---------------
registration statement under this section 3, to the extent permitted by law, the Company shall indemnify and hold harmless the Participating Shareholders and their Family Group members, any underwriter for the Company or acting on behalf of any Participating Shareholder and the Participating Shareholder's Family Group members, and each person, if any, who is a director, officer, agent, partner or shareholder of, or who controls, any Participating Shareholder and the Participating Shareholder's Family Group members or such underwriter, against losses, claims, damages or liabilities customarily indemnified against in underwritten secondary offerings. Such indemnification shall include contribution in the manner and to the extent customarily provided.


          4.   Certain Tax Matters.
               -------------------

          4.1  Indemnification.  Each individual listed on schedule 4.1 (an
               ---------------
"Indemnifying Shareholder") shall severally (and not jointly), in the proportion set forth beside that

Indemnifying Shareholder's name on schedule 4.1, indemnify and hold the Company harmless from and against any tax liability (including taxes imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and any interest, penalties or additions attributable to such taxes, but excluding costs and expenses, including attorneys' fees, incurred by the Company in contesting such taxes) ("Taxes") resulting solely from the distribution (the "Distribution") of all the shares of Henry Schein, Inc. in accordance with the agreement and plan of corporate separation and reorganization of even date herewith among the Company and all its shareholders, excluding the Taxes attributable to the acceleration of any deferred intercompany gains from a deferred intercompany transaction (as defined in Treasury Regulation (S)l.1502-13) that have been realized by the Company through the day before the Distribution (a "Tax Claim").


          4.2  Participation in Contest. If a Tax Claim, including the
               ------------------------
assertion of any such claim during the audit process, is asserted against the Company, the Company shall give each Indemnifying Shareholder prompt notice of the claim (setting forth in reasonable detail the nature, basis and amount of the claim) (a "Tax Notice") and, provided an Indemnifying Shareholder acknowledges in writing the Indemnifying Shareholder's obligation to indemnify the Company in accordance with this section 4 (an "Acknowledging Indemnifying Shareholder"), that Acknowledging Indemnifying Shareholder shall be entitled, at the Acknowledging

Indemnifying Shareholder's own expense, to participate in the defense of the claim (it being understood that, subject to section 4.3, control of the defense will remain with the Company, but the Company may not agree to any settlement or compromise of the claim without the written consent of Acknowledging Indemnifying Shareholders liable for at least one-half of the indemnification liability under this section 4, which consent may not be unreasonably withheld).


          4.3  Control of Defense. If any Tax Claim is asserted, the
               ------------------
Indemnifying Shareholders may, by written notice given by Marvin H. Schein or his designee to the Company within 15 days after receiving a Tax Notice (which notice from Marvin H. Schein or his designee shall be deemed without further action by any Indemnifying Shareholders to confirm the irrevocable agreement of each of the Indemnifying Shareholders to indemnify the Company in respect of all Taxes relating to the Tax Claim in accordance with this section 4), assume the defense of the Tax Claim (the "Tax Proceeding") with counsel reasonably satisfactory to the Company (it being understood that Willkie, Farr & Gallagher is reasonably satisfactory to the Company), provided that the Company shall continue to have the right to participate at its own expense in the Tax Proceeding, and provided that, prior to so assuming that defense, the Indemnifying Shareholders shall deposit with an escrow agent under an escrow arrangement reasonably satisfactory to the Company an amount sufficient to pay all Taxes that counsel to the Indemnifying Shareholders advises the Company is the highest probable amount that will be payable in respect of the Tax Claim, which escrow shall be held until the Tax Claim shall have been resolved as set forth below, at which time the amount remaining in the escrow, if any, shall be returned to the Indemnifying Shareholders. The Indemnifying Shareholders shall instruct the Company how the amounts deposited in the escrow arrangement are to be invested; however, such investments shall be limited to short-term bonds, the interest on which is tax free to a New York State recipient, which bonds shall be rated AAA by Standard & Poors or Moody's rating services. The Company agrees to provide counsel to the Indemnifying Shareholders with (a) such cooperation as may be reasonably requested in connection with that counsel's defense of the Tax Claim and (b) such information as such counsel reasonably requests in connection with that counsel's defense of such Tax Claim. Notwithstanding anything to the contrary in this agreement, the Company shall control the defense of any Tax Proceeding to the extent that such Tax Proceeding involves criminal charges against the Company or any of its affiliates. After the above-described notice, if any, from Marvin H. Schein or his designee to the Company of the election to assume the defense, the Indemnifying Shareholders shall not be liable to the Company for any legal or other expenses incurred by the Company (other than the indemnity obligation provided in section 4.1) in connection with the Tax Claim. No Indemnifying Party shall, without the prior written consent of the Company, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened Tax

Claim asserted against the Company for which indemnity has been sought under this agreement by the Company, unless (a) the Indemnifying Shareholders affirm their obligation under this agreement to indemnify the Company for other Tax Claims that may be asserted or obtain a closing agreement from applicable taxing authorities with respect to such Tax Claims and (b) the settlement does not involve a payment in respect of a Tax Claim on the part of the Company, other than the payment of such sums of money as are actually paid or reimbursed by the Indemnifying Shareholders.


          5.   Shareholder Rights.
               ------------------


          5.1  Charter and By-Laws Amendments; Written Consent. Until the
               -----------------------------------------------
Termination Date, the Company shall not, and shall not permit any of its subsidiaries to, and no officer, employee or other agent of the Company or any of its subsidiaries shall have the authority, in the name or on behalf of the Company or any of its subsidiaries, to, without the prior written consent of the Family Shareholders, (a) amend or restate the Company's certificate of incorporation or by-laws in any respect that would materially and adversely affect the Family Shareholders or their Permitted Transferees differently from any other holders of the Company's common stock or to provide for action by shareholders by written consent without a meeting, or (b) by amendment to the Company's certificate of incorporation or by-laws or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants or agreements to be performed under this agreement by the Company.


          5.2  Visitation; Advice.  Prior to the Termination Date, the Family
               ------------------
Shareholders and their representatives may, from time to time, visit and inspect the properties of the Company and its subsidiaries, examine their books of account and discuss their affairs, finances and accounts with the Company's senior management and independent accountants, all at such reasonable times as the Family Shareholders may wish and in a manner that does not interfere with or disrupt the business in any material respect and subject to appropriate confidentiality agreements. Prior to the Termination Date, the Company shall advise the Family Shareholders at least five business days before effecting any acquisition of a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X) or any amendment of the Company's certificate of incorporation or by-laws.

          5.3  Financial Statements. Prior to the earlier of the Qualified
               --------------------
Public Offering Date and the Termination Date, the Company shall furnish the Family Shareholders (a) not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited consolidated balance sheet of the Company and its subsidiaries as of the end of that fiscal quarter, together with the related unaudited consolidated statements of income, retained earnings and cash flows for that fiscal quarter and the year to date, prepared in accordance with generally accepted accounting principles ("GAAP") and setting forth in comparative form the information for the corresponding periods of the previous fiscal year, and (b) not later than 120 days after the end of each fiscal year, an audited consolidated balance sheet of the Company and its subsidiaries as of the end of that fiscal year, together with the related audited consolidated statements of income, retained earnings and cash flow for that fiscal year, prepared in accordance with GAAP and setting forth in comparative form the information for the preceding fiscal year, together with the related audit report of the Company's independent accountants.

          6.   Miscellaneous.
               -------------

          6.1  Definition. As used in this agreement, the term "affiliate" has
               ----------
the meaning given it in Rule 405 under the 1933 Act.

          6.2  Governing Law. This agreement shall be governed by and construed
               -------------
in accordance with the law of the state of New York applicable to agreements made and to be performed wholly in New York.

          6.3  Notices. Any notice or other communication under this agreement
               -------
shall be in writing and shall be considered given when delivered personally or mailed by registered mail, return receipt requested, at the following addresses (or at such other address as a party may designate by notice to the others):

                         if to the Company, to it at:

                             Schein Holdings, Inc.
                             c/o Schein Pharmaceutical, Inc.
                             100 Campus Drive
                             Florham Park, New Jersey 07932
                             Attention:  General Counsel

                         with a copy to:

                             Proskauer Rose Goetz & Mendelsohn
                             1585 Broadway
                             New York, New York 10036
                             Attention: Richard L. Goldberg, Esq.

                         if to any Shareholder, to each of the Shareholders at the addresses set forth on schedule A.

          6.4  Counterparts. This agreement may be executed in counterparts,
               ------------
each of which shall be considered an original, but all of which together shall constitute the same instrument.

          6.5  Equitable Relief. The parties acknowledge that the remedy at law
               ----------------
for breach of this agreement would be inadequate and that, in addition to any other remedy a party may have for a breach of this agreement, that party shall be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without posting any bond or security. The remedy provided in this section 6.5 is in addition to, and not in lieu of, any other rights or remedies a party may have.

          6.6  Separability.  If any provision of this agreement is invalid or
               ------------
unenforceable, the balance of this agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          6.7  Entire Agreement. This agreement contains a complete statement of
               ----------------
all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them with respect to that subject matter and may not be changed or terminated orally. Any amendment or modification must be approved in writing by Miles and must be in writing and signed by the Company and Shareholders then beneficially owning a majority of the Shares, provided that no such amendment or modification may adversely effect the rights or obligations of any Shareholder without that Shareholder's prior written consent.

          6.8  Termination. This agreement (other than the provisions of section
               -----------
4) shall terminate on the effective date of a Terminating Merger (as defined in the Voting Trust Agreement). The provisions of section 4 shall survive any termination of this agreement.


                                         SCHEIN HOLDINGS, INC.

                                             /s/
                                         By:---------------------------------
                                             Authorized Officer

                                         THE SHAREHOLDERS:

                                           /s/ Marvin H. Schein
                                         ------------------------------------
                                         Marvin H. Schein

                                     Trust estab1ished by Marvin H. Schein under trust agreement dated September 9, 1994

                                     By: /s/ Marvin H. Schein
                                        ---------------------------------------
                                        Marvin H. Schein, Trustee


                                     By: /s/ Leslie Levine
                                        ---------------------------------------
                                        Leslie Levine, Trustee


                                     Trust established by Marvin H. Schein under trust agreement dated December 31, 1993


                                     By: /s/ Marvin H. Schein
                                        ---------------------------------------
                                        Marvin H. Schein, Trustee


                                     By: /s/ Leslie Levine
                                        ---------------------------------------
                                        Leslie Levine, Trustee


                                         /s/ Pamela Schein
                                     ------------------------------------------
                                        Pamela Schein


                                     Trust established by Trustee under Article
                                     Fourth of the Will of Jacob M. Schein for the benefit of Pamela Schein and her issue under trust agreement dated September 29, 1994


                                     By: /s/ Irving Shafran as attorney in fact
                                        ---------------------------------------
                                        Irving Shafran, Trustee


                                         /s/ Pamela Joseph
                                     ------------------------------------------
                                        Pamela Joseph

                                           By:_______________________________
                                              Leslie Levine, Trustee


                                           Trust established by Marvin H. Schein
                                           under trust agreement dated December
                                           31, 1993


                                           By:_______________________________
                                              Marvin H. Schein, Trustee


                                           By:_______________________________
                                              Leslie Levine, Trustee


                                           __________________________________
                                              Pamela Schein


                                           Trust established by Trustee under
                                           Article Fourth of the Will of Jacob
                                           M. Schein for the benefit of Pamela
                                           Schein and her issue under trust
                                           agreement dated Sept 29, 1994


                                           By:  /s/ Irving Shafran
                                              -------------------------------
                                              Irving Shafran, Trustee


                                           __________________________________
                                              Pamela Joseph


                                           Trust established by Pamela Joseph
                                           under trust agreement dated _______,
                                           1994


                                           By:_______________________________
                                              Morey M. Myers, Trustee


                                           __________________________________
                                              Martin Sperber

                                           Trust established by Pamela Joseph
                                           under trust agreement dated September
                                           28, 1994


                                           By: /s/ Morey M. Myers
                                              -------------------------------
                                              Morey M. Myers, Trustee


                                               /s/ Martin Sperber
                                              -------------------------------
                                              Martin Sperber


                                           Trust established by Martin Sperber
                                           under trust agreement dated December
                                           31, 1993


                                               /s/ Ellen Sperber
                                              -------------------------------
                                              Ellen Sperber,Trustee

                                              /s/ Stanley Bergman
                                           ----------------------------------
                                              Stanley Bergman


                                           Trust established by Stanley M.
                                           Bergman under trust agreement dated
                                           December 31, 1993


                                           By: /s/ Marion Bergman
                                              -------------------------------
                                              Marion Bergman, Trustee

                                  SCHEDULE A
                                  ----------

                                 SHAREHOLDERS
                                 ------------


                                                                                 # of Shares
                                                        # of Shares           Issuable Upon the
Shareholder                                               Owned*             Exercise Of Options
-----------                                             -----------          -------------------
Marvin H. Schein                                            100                     -0-
Cobble Court
Glen Cove, New York 11771

Trust established by Martin H. Schein                    25,277.5                   -0-
under trust agreement dated Sept 9, 1994
c/o Marvin H. Schein
Cobble Court
Glen Cove, New York 11771

Trust established by Marvin H. Schein under              64,642.5                   -0-
trust agreement dated December 31, 1993
c/o Marvin H. Schein
Cobble Court
Glen Cove, New York 11771

Pamela Schein                                            63,202                     -0-
666 Greenwich Street
Apt 514
New York, New York 10014

Trust established by Trustee under Article Fourth         4,840                     -0-
of the Will of Jacob M. Schein for the benefit of
Pamela Schein and her issue under trust
agreement dated Sept 29, 1994
c/o Irving Shafran
360 East 72nd Street
New York, New York 10017

Pamela Joseph                                            25,535                     -0-
RR#3, Box 140
Pound Ridge, New York 10576

Trust established by Pamela Joseph under trust              993                     -0-
agreement dated Sept. 28, 1994
c/o Morey M. Myers, Esq.
Schnader, Harrison, Segal & Lewis
1O8 N. Washington Ave., Suite 700
Scranton, Pennsylvania 18503

Martin Sperber                                            3,461                     4,795
6 Casper Court
Florham Park, New Jersey 07932

Trust established by Martin Sperber under trust              2,437                  -0-
agreement dated December 31, 1993
c/o Ellen Sperber
6 Casper Court
Florham Park, New Jersey 07932

Stanley Bergman                                              1,204                  -0-
104A Middleville Road
Northport, New York 11768

Trust established by Stanley M. Bergman under                1,959                  -0-
trust agreement dated December 31, 1993
c/o Marion Bergman
104A Middleville Road
Northport, New York 11768

     ________________

     *    Immediately after the closing under the stock purchase agreement.

                                  SCHEDULE 4.1
                                  ------------

                           INDEMNIFYING SHAREHOLDERS
                           -------------------------


                                              Proportion of
          Shareholder                         Indemnification
          -----------                         ---------------
          Marvin H. Schein                          50%

          Pamela Schein                            35.75%

          Pamela Joseph                            14.25%